UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 26, 2007
CenterStaging Corp.

(Exact name of Registrant as specified in its Charter)

Delaware
(State or other Jurisdiction of Incorporation)

333-87968	45-0476087
(Commission File Number)	(I.R.S. Employer Identification Number)
3407 Winona Avenue
Burbank, California	91504
(Address of Principal Executive Offices)	(Zip Code)

818-559-4333
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 26, 2007, CenterStaging Corp. (the “Company”) borrowed $1,600,000 from John Fife (the “Secured Party”). The foregoing loan is evidenced by that certain Series 2007 Secured Original Issue Discount Note Due On Or Prior To March 26, 2008 (the “Discount Note”) and, as described below, is secured by the personal guaranties of certain of the Company’s officers and directors pursuant to a Guaranty dated March 26, 2007 and by a pledge of certain shares of the Company’s common stock owned by those officers and directors pursuant to a Stock Pledge Agreement dated March 26, 2007. The Discount Note is not secured by any of the Company’s assets. A copy of the Discount Note, the Stock Pledge Agreement and Guaranty are filed as Exhibits 10.1, 10.2 and 10.3, respectively, and the following summary is qualified in its entirety by reference to such agreements, which are incorporated herein.

Pursuant to the agreements:

•
The Discount Note may be paid on any of three maturity dates. The Company is obligated to pay the Secured Party $2,000,000 if the Discount Note is paid on or prior to September 26, 2007, $2,133,333 if the Discount Note is paid after September 26, 2007 but on or prior to December 26, 2007, and $2,400,024 if the Discount Note is paid after December 26, 2007 but on or prior to March 26, 2008.

•
In connection with the Discount Note, Roger Paglia, Howard Livingston, Jan Parent and John G. Caswell (together, the “Pledgors”) who are officers, directors and shareholders of the Company, pursuant to a Stock Pledge Agreement dated March 26, 2007, pledged 13,500,000 shares of their common stock of the Company (“Pledged Shares”) to the Secured Party as collateral to secure the performance by the Company of its obligations under the Discount Note.

•
In the event of a default of the Discount Note, the Secured Party may liquidate the Pledged Shares to the extent necessary to cover that amount of the Discount Note which is due and unpaid by the Company.

•
The Pledgors have also agreed to jointly and severally guaranty all present and future liabilities and obligations of the Company and the Pledgors to the Secured Party under both the Discount Note and the Stock Pledge Agreement, in the event the collateral pursuant to the Stock Purchase Agreement does not satisfy such liabilities.

In connection with the Discount Note, the Company has paid commission valued at $240,000 in cash and other compensation.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Series 2007 Secured Original Issue Discount Note Due On Or Prior To March 26, 2008 dated March 26, 2007.

10.2	Stock Pledge Agreement dated March 26, 2007 by and among John Fife, Roger Paglia, Howard Livingston, Jan Parent and John G. Caswell.

10.3	Guaranty dated March 26, 2007 by and among John Fife, Roger Paglia, Howard Livingston, Jan Parent and John G. Caswell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2007	CENTERSTAGING CORP. By: /s/ Howard Livingston Howard Livingston, Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Series 2007 Secured Original Issue Discount Note Due On Or Prior To March 26, 2008 dated March 26, 2007.

10.2	Stock Pledge Agreement dated March 26, 2007 by and among John Fife, Roger Paglia, Howard Livingston, Jan Parent and John G. Caswell.

10.3	Guaranty dated March 26, 2007 by and among John Fife, Roger Paglia, Howard Livingston, Jan Parent and John G. Caswell.